UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2010

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 29, 2010, Consolidated-Tomoka Land Co. (the “Company”) entered into a Third Amendment to Master Loan and Security Agreement (the “Third Loan Agreement Amendment”) amending certain provisions of the Master Loan and Security Agreement dated May 31, 2002 as previously amended August 15, 2003, and March 29, 2007 (collectively, the “Loan Agreement”) between the Company as borrower and SunTrust Bank as the lender. The Third Loan Agreement Amendment was entered into in order to among other things:

▪	Decrease the maximum loan amount to $15,000,000 from $20,000,000.
▪	Change the maturity date of the loan to March 29, 2012.
▪
Change the interest rate from a floating rate of one hundred forty (140) basis points over the 1-month London Interbank Offer Rate (“LIBOR Rate”) to three hundred ten (310) basis points over the LIBOR Rate.

▪
Establish an annual commitment fee of twenty five (25) basis points on the revolving loan amount of $15,000,000 and an unused capacity fee of fifty (50) basis points annually on the average unused loan facility calculated and charged on a quarterly basis.

▪
Amend the negative covenant in regards to annual new indebtedness to provide that the Company will not, in any single fiscal year, incur, create, assume or add any additional indebtedness or liability in an amount which exceeds $1,000,000.

The foregoing description of the Third Loan Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Loan Agreement Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion in “Item 1.01. Entry into a Material Definitive Agreement” of this Form 8-K, which discussion is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

The following exhibits are filed as part of this report:

10.1                Third Amendment to Master Loan and Security Agreement, dated March 29, 2010, between Consolidated-Tomoka Land Co. and SunTrust Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         CONSOLIDATED-TOMOKA LAND CO.

Date: March 29, 2010	/S/ BruceW.Teeters Bruce W. Teeters, Senior Vice President, Finance and Treasurer